UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2011 (July 13, 2011)

     LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On July 13, 2011, a Memorandum of Agreement (the “Agreement”) by and between Liz Claiborne, Inc. (the “Company”) and the Chicago and Midwest Regional Joint Board of Workers United (the “Union”) was ratified by the Union.  The Agreement sets forth the terms and conditions pursuant to which the Company will effectuate orderly layoffs of the Company’s employees at its West Chester, Ohio distribution center (the “Facility”), in connection with the anticipated closure and sale of the Facility in the second half of 2012.  It is currently estimated that such layoffs will commence in the first quarter of 2012 and conclude in the third quarter of 2012. The Company is currently in discussions with service providers to identify alternative distribution solutions following the shutdown of the Facility.

The Agreement provides, among other things, that the terms and conditions of the collective bargaining agreement between Company and the Union, effective June 17, 2008 to June 16, 2011, as previously extended to July 16, 2011 by the parties (the “CBA”), shall remain in effect during the shutdown of the Facility, except as such terms are amended by the Agreement. Among other things, the Agreement provides that effective July 31, 2011, the Company will no longer contribute to the multiemployer defined benefit pension plan (the “Plan”), which is jointly sponsored by the Union and management representatives of the contributing employers pursuant to the Taft Hartley Act and regulated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Prior to the cessation of contributions, the Company contributed to the Plan pursuant to obligations arising under the CBA.

Pursuant to the provisions of ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980, cessation of employer contributions to a multiemployer defined benefit pension plan is likely to trigger an obligation by such employer for a “withdrawal liability” to such plan, with the amount of such withdrawal liability representing the portion of such plan’s underfunding allocable to the withdrawing employer. Based upon information provided to the Company by the Plan, the Company currently estimates that such withdrawal liability aggregates approximately $17.6 million. Under applicable statutory rules, this withdrawal liability is payable in quarterly installments over a period of time, and the Company expects to pay such liability in equal quarterly installments over a period of 8-12  years, with payments anticipated to commence in 2011 or 2012.  The Company does not believe that payment of such liability will have a material impact on its cash flow or liquidity.

Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations, and availability under our amended and restated revolving credit facility may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory; the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level and whether holders of our Convertible Notes issued in June 2009 will, if and when such notes are convertible, elect to convert a substantial portion of such notes; general economic conditions in the United States, Europe and other parts of the world; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of our product and the resulting impact on consumer acceptance of our products at higher price points; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to effect a turnaround of our Mexx Europe business; our ability to improve the product offering of our Juicy Couture business; our ability to successfully re-launch our Lucky Brand product offering; our ability to successfully implement our long-term strategic plans; risks associated with the licensing arrangements with J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. and with QVC, Inc., including, without limitation, our ability to continue a good working relationship with these licensees and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees, both union and non-union; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our agreement with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic factors that can impact our operations and results and the shopping and spending patterns of consumers, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products but political activity seeking to re-impose quota has been initiated or threatened; our exposure to domestic and foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s 2010 Annual Report on Form 10-K, filed on February 17, 2011 with the Securities and Exchange Commission, and the Company’s Quarterly Report on Form 10-Q for the quarter ending April 2, 2011, filed on April 28, 2011 with the Securities and Exchange Commission, including in the section in each report entitled “Item 1A-Risk Factors”.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: July 19, 2011	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary